Exhibit 10.2

COMMON UNIT PURCHASE AGREEMENT

BY AND BETWEEN

CSI COMPRESSCO LP

AND

EACH OF THE PURCHASERS NAMED ON SCHEDULE A HERETO

i

ii

Section 7.09	Waiver of Jury Trial	30
Section 7.10	Execution in Counterparts	30
Section 7.11	Placement Agent Matters	30

Schedules and Exhibits

Schedule A	List of Purchasers and Commitment Amounts

Section Exhibit A	Form of Opinion of Counsel
Section Exhibit B	Form of Registration Rights Agreement

iii

COMMON UNIT PURCHASE AGREEMENT

COMMON UNIT PURCHASE AGREEMENT, dated as of November 10, 2021 (this “Agreement”), by and between CSI COMPRESSCO LP, a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed on Schedule A hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, in connection with the Drop-down (as defined herein) and related transactions, the Partnership desires to sell an aggregate of 39,050,210 Common Units to the Purchasers and the Purchasers desire to purchase an aggregate of 39,050,210 Common Units from the Partnership, in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership has agreed to provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any and all other agreements or instruments executed and delivered by the Parties hereunder or thereunder, and any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Houston, Texas.

“Closing” shall have the meaning specified in Section 2.03.

“Closing Date” shall have the meaning specified in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” shall have the meaning specified in Section 2.02.

“Common Units” means common units representing limited partner interests in the Partnership.

“Consent” shall have the meaning specified in Section 3.14.

“Debt Facilities” means (i) the Loan and Security Agreement, (ii) the 7.500% Senior Secured First Lien Notes due 2025 Indenture, dated as of March 22, 2018, by and among the Partnership, CSI Compressco Finance Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee, as amended by the First Lien Supplemental Indenture, dated as of June 12, 2020, by and among the Partnership, CSI Compressco Finance, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee and (iii) 10.000%/10.750% Senior Secured Second Lien Notes due 2026 Indenture, dated as of June 12, 2020, by and among the Partnership, CSI Compressco Finance, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Disqualification Event” shall have the meaning specified in Section 3.18.

“Drop-down” means that certain acquisition by the Partnership of certain assets from Spartan pursuant to the Drop-down Agreement.

“Drop-down Agreement” means the Contribution Agreement, dated as of November 10, 2021, by and among the Partnership, Spartan and CSI Compressco Sub Inc.

“Drop-down Units” shall have the meaning specified in Section 3.02(g).

“Eligible Transferee” shall have the meaning specified in Section 5.03.

“Environment” shall have the meaning specified in Section 3.25.

“Environmental Laws” shall have the meaning specified in Section 3.25.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” shall have the meaning specified in Section 3.27.

“Financial Statements” means the financial statement or statements described or referred to in Section 3.04.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means CSI Compressco GP LLC, a Delaware limited liability company and the general partner of the Partnership.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Partnership Entities or any of their Property or any of the Purchasers.

“GP LLC Agreement” means the Limited Liability Company Agreement of the General Partner, dated as of January 27, 2021.

“Incentive Distribution Rights” shall have the meaning specified in the Partnership Agreement.

“Indemnified Party” shall have the meaning specified in Section 6.03.

“Indemnifying Party” shall have the meaning specified in Section 6.03.

“Intellectual Property Rights” shall have the meaning specified in Section 3.24.

“Issuer Covered Person” and “Issuer Covered Persons” shall have the meaning specified in Section 3.18.

“IT Systems and Data” shall have the meaning specified in Section 3.36.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Liens” shall have the meaning set forth in Section 3.02(b).

“Loan and Security Agreement” means the Loan and Security Agreement, dated as of June 29, 2018, by and among the Partnership, CSI Compressco Sub Inc. and CSI Compressco Operating LLC, as borrowers, certain subsidiaries of the borrowers named as guarantors therein, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line issuer, as amended by the Fourth Amendment thereto, dated as of the date hereof.

“Lock-up Period” shall have the meaning set forth in Section 5.03.

“Materials of Environmental Concern” shall have the mean set forth in Section 3.25.

“Money Laundering Laws” shall have the mean set forth in Section 3.28.

“NASDAQ” means The NASDAQ Stock Market LLC.

“OFAC” shall have the meaning specified in Section 3.29.

“Organizational Agreements” means the GP LLC Agreement and the Partnership Agreement.

“Parties” means the Partnership and the Purchasers and “Party” means any one of them.

“Partnership” shall have the meaning set forth in the introductory paragraph.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 8, 2016, as amended as of the date hereof.

“Partnership Entities” means the General Partner and the Partnership.

“Partnership Material Adverse Effect” shall have the meaning set forth in Section 3.01.

“Partnership Related Parties” shall have the meaning specified in Section 6.02.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Placement Agent” means Jefferies LLC.

“Placement Agent Engagement Letter” means that certain Placement Agent Engagement Letter, dated as of September 10, 2021, between the Placement Agent and the Partnership.

“Press Release” shall have the meaning specified in Section 5.05.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” shall have the meaning specified in Section 2.01.

“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units set forth opposite such Purchaser’s name under the column titled “Purchased Units” set forth on Schedule A hereto.

“Purchaser” and “Purchasers” shall have the meanings set forth in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material adverse effect on the ability of a Purchaser to consummate the transactions under any Basic Document or to meet its obligations under the Basic Documents on a timely basis.

“Purchaser Related Parties” shall have the meaning specified in Section 6.01.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as SectionExhibit B, to be entered into at the Closing, by and between the Partnership and each of the Purchasers.

“Registration Statement” shall have the meaning specified in the Registration Rights Agreement.

“Release” shall have the meaning specified in Section 3.25.

“Required Purchasers” means the Purchasers then committed to purchase at least 66 2/3% of the aggregate Purchased Units pursuant to this Agreement.

“Sale-Leaseback Transaction” means the transactions contemplated by (i) the Purchase Agreement and Bill of Sale, dated November 10, 2021, by and between CSI Compressco Leasing LLC and Spartan Energy Services LLC and (ii) the Equipment Lease Agreement, dated as of November 10, 2021, by and between Spartan Energy Services LLC and CSI Compressco Operating LLC.

“Sanctions” shall have the meaning specified in Section 3.29.

“SEC Documents” shall have the meaning specified in Section 3.04.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Partnership, CSI Compressco Finance Inc., the guarantors party thereto and each of the purchasers party thereto.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, puts, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other similar transactions through non-U.S. broker dealers or foreign regulated brokers.

“Spartan” Spartan Energy Partners LP, a Delaware limited partnership.

“Spartan Holdco” means Spartan Energy Holdco LLC, a Delaware limited liability company and the sole member of the General Partner.

“U.K. Bribery Act” shall have the meaning specified in Section 3.27.

ARTICLE II.

SALE AND PURCHASE

Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof, the Partnership hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its Purchased Units, and each Purchaser agrees, severally and not jointly, to pay the Partnership the Common Unit Price for each of its Purchased Units as set forth in Section 2.02 below (the “Purchase Price”).

Section 2.02 Consideration. The amount per Common Unit each Purchaser will pay to the Partnership to purchase its Purchased Units (the “Common Unit Price”) shall be $1.35.

Section 2.03 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on the date hereof at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, or such other location as mutually agreed by the Parties (the date of such Closing, the “Closing Date”). The Parties agree that the Closing shall occur remotely via delivery of facsimiles or photocopies or electronic transmission of the Basic Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.

Section 2.04 Deliveries at Closing.

(a) By the Partnership:

(i) Evidence of the Purchased Units credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing the legend or restrictive notation set forth in Section 4.10, free and clear of all Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(ii) Evidence that the Partnership has submitted to NASDAQ the Listing of Additional Shares notice with respect to the listing of the Purchased Units;

(iii) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (1) the certificate of limited partnership of the Partnership, (2) the Partnership Agreement and (3) board resolutions (i) authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units and (ii) authorizing the execution and delivery of the Drop-down Agreement and the consummation of the transactions contemplated thereby;

(iv) An opinion addressed to the Purchasers from Vinson & Elkins L.L.P., legal counsel to the Partnership, dated the Closing Date, in substantially the form of opinion attached to this Agreement as SectionExhibit A.

(v) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the Partnership and the General Partner is in good standing;

(vi) The Registration Rights Agreement in substantially the form attached to this Agreement as SectionExhibit B, which shall have been duly executed by the Partnership; and

(vii) A cross receipt, dated the Closing Date, executed by the Partnership to the effect that the Partnership has received the Purchase Price for the relevant Purchased Units.

(b) By each Purchaser

(i) Payment to the Partnership on the Closing Date of the Purchase Price by wire transfer(s) of immediately available funds to an account designated by the Partnership in writing at least two (2) Business Days (or such shorter period as shall be agreeable to all Parties hereto) prior to the Closing;

(ii) The Registration Rights Agreement in substantially the form attached to this Agreement as SectionExhibit B, which shall have been duly executed by such Purchaser;

(iii) An investor questionnaire satisfactory to the Partnership;

(iv) An Internal Revenue Service Form W-9, or Internal Revenue Service Form W-8, as applicable, executed by such Purchaser; and

(v) A cross receipt, dated the Closing Date, executed by such Purchaser to the effect that the Purchaser has received its Purchased Units.

Notwithstanding the foregoing, the obligation of each Purchaser to purchase such Purchaser’s Purchased Units shall be contingent upon an aggregate purchase of Purchased Units by the Required Purchasers. In the event that a Purchaser has made payment of such Purchaser’s Purchase Price and there has not been an aggregate purchase of Purchased Units by the Required Purchasers, the Partnership, unless otherwise agreed in writing by a Purchaser, shall promptly (but not later than one (1) Business Day thereafter) return to each such purchaser the Purchase Price paid by such Purchaser by wire transfer of U.S. dollars in immediately available funds to the account specified by such Purchaser, and any book-entries for the Purchased Units relating to such Purchaser shall be deemed cancelled.

Section 2.05 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Document by any Purchaser does not excuse performance by any other Purchaser. It is expressly understood and agreed that each provision contained in the Basic Documents is between the Partnership and each Purchaser, solely, and not between the Partnership and the Purchasers collectively and not between and among the Purchasers. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act or otherwise with respect to such obligations or the transactions contemplated by the Basic Documents; provided, however, that it is acknowledged that a Purchaser may be under common management with one or more other Purchasers. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional Party in any proceeding for such purpose.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Purchasers as follows as of the date hereof:

Section 3.01 Formation and Qualification of the Partnership Entities. Each of the Partnership Entities and each of the Partnership’s subsidiaries has been duly formed, is validly existing and in good standing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, management, business or prospects of the Partnership Entities taken as a whole (a “Partnership Material Adverse Effect”), (ii) impair the ability of any of the Partnership Entities to consummate any transactions provided for in the Basic Documents or the Drop-down Agreement or to perform their respective obligations under the Basic Documents or Drop-down Agreement, or (iii) subject the limited partners of the Partnership to any liability or disability. Each of the Partnership Entities and each of the Partnership’s subsidiaries has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses as presently conducted in all material respects.

Section 3.02 Power and Authority of the General Partner, Ownership, Valid Issuance of Purchased Units and Capitalization of the Partnership.

(a) The General Partner has full limited liability company power and authority to serve as general partner of the Partnership.

(b) Spartan Holdco owns all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Spartan Holdco owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement or as described in the SEC Documents, if any, and except for such Liens as are not, individually or in the aggregate, material to such ownership or as described in the SEC Documents.

(c) The General Partner is the sole general partner of the Partnership, with a 1.4% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the SEC Documents, if any, and except for such Liens as are not, individually or in the aggregate, material to such ownership or as described in the SEC Documents.

(d) Spartan Holdco owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Spartan Holdco owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the SEC Documents, and except for such Liens as are not, individually or in the aggregate, material to such ownership or as described in the SEC Documents.

(e) The Purchased Units and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(f) Immediately prior to the consummation of the Drop-down, the transactions related thereto and the transactions contemplated by the Securities Purchase Agreement, the issued and outstanding partnership interests of the Partnership consisted of 47,971,240 Common Units, the Incentive Distribution Rights and a 1.4% general partner interest. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(g) After giving effect to the Drop-down and the transactions contemplated by the Securities Purchase Agreement, the issued and outstanding partnership interests of the Partnership consisted of 139,643,673 Common Units, the Incentive Distribution Rights and a 0.5% general partner interest. The Common Units to be issued by the Partnership as consideration for the Drop-down pursuant to the Drop-down Agreement (the “Drop-down Units”), and the limited partnership interests represented thereby, have been duly authorized and, when issued and delivered in accordance with the terms of the Partnership Agreement and the Drop-down Agreement as consideration therefor as provided therein, will be full paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(h) The General Partner does not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than (i) indirectly held interests in the subsidiaries of the Partnership, (ii) its 1.4% general partner interest in the Partnership, (iii) all of the membership interests in CSI Compressco Investment LLC, which directly holds 3,489,221 Common Units, and (iv) 7,463,257 Common Units held directly by the General Partner. Without giving effect to the Drop-down, the entities listed on Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020 are the only subsidiaries of the Partnership.

(i) Except as described in the SEC Documents, there are no outstanding options, warrants, preferred units, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Units or other equity securities of any of the Partnership Entities pursuant to any of their certificate of limited partnership, formation or incorporation, Organizational Agreements, bylaws or any other organizational documents.

Section 3.03 Ownership of Subsidiaries. The Partnership owns, directly or indirectly, 100% of the ownership interests in each of its subsidiaries. Such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of each subsidiary and are fully paid (to the extent required under those documents) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or, in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute, as applicable), and the Partnership owns, directly or indirectly, such equity interests free and clear of all Liens, other than Liens securing obligations pursuant to the Debt Facilities.

Section 3.04 SEC Documents. The Partnership has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act since December 31, 2020. All such documents and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference are referred to herein, collectively, as the “SEC Documents”. All SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed SEC Document) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) with respect to the Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) with respect to the Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 3.05 Independent Registered Public Accounting Firms. Each of Grant Thornton LLP and Ernst & Young LLP, each of which has certified certain financial statements of the Partnership and its subsidiaries, is an independent public accounting firm with respect to the Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States). Grant Thornton LLP has not resigned or been dismissed as independent registered public accountants of the Partnership and its subsidiaries as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Ernst & Young LLP did not resign and was not dismissed as independent registered public accountants of the Partnership and its subsidiaries as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.06 No Material Changes. Except as described in the SEC Documents or pursuant to the transactions contemplated by the Drop-down Agreement or the Sale-Leaseback Transaction, since December 31, 2020, none of the Partnership Entities has (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted or committed to issue or grant any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution on its equity interests, and since such date, there has not been any material change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, that would, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.07 Legal Proceedings. Except as described in the SEC Documents, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that would, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect or impair the ability of any of the Partnership Entities to consummate any transactions provided for in the Basic Documents or the Drop-down Agreement or to perform their respective obligations under the Basic Documents or Drop-down Agreement, and to the Partnership’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or others.

Section 3.08 No Conflicts. None of the execution, delivery and performance by the Partnership of the Basic Documents and the Drop-down Agreement nor the issuance and sale by the Partnership of the Purchased Units and the Drop-down Units and the application of the proceeds of the issuance and sale of the Purchased Units (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Agreements, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (iv) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Debt Facilities) upon any property or assets of any of the Partnership Entities, except with respect to clauses (ii), (iii) or (iv) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, will not reasonably be expected to impair the ability of any of the Partnership Entities to consummate the transactions contemplated under the Basic Documents and the Drop-down Agreement or would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.09 No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Agreements, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties, (iii) breach or violation of or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, except in the case of clauses (ii) or (iii) for any such breaches, defaults and violations that, individually or in the aggregate, will not impair the ability of any of the Partnership Entities to consummate the transactions contemplated under the Basic Documents and the Drop-down Agreement or would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.10 Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership and, assuming due authorization, valid execution and delivery by each other party hereto, constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Section 3.11 Authorization, Execution and Delivery of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership and, assuming due authorization, valid execution and delivery by each other party thereto, constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Section 3.12 Authority and Authorization. The Partnership has all requisite limited partnership power and authority to execute and deliver the Basic Documents and the Drop-down Agreement and to perform its obligations hereunder and thereunder. The Partnership has all requisite limited partnership power and authority to (i) issue, sell and deliver the Purchased Units and the Drop-down Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Drop-down Agreement and the Partnership Agreement, and (ii) consummate any other transactions contemplated by the Basic Documents and the Drop-down Agreement. All limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Purchased Units and the Drop-down Units, the execution and delivery of the Basic Documents and the Drop-down Agreement and the consummation of the transactions contemplated hereby and thereby have been validly taken.

Section 3.13 Drop-down Agreement. The Drop-down Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership and, assuming the due authorization, valid execution and delivery by each other party thereto, constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Partnership has provided the Purchasers with a copy of the Drop-down Agreement (including any exhibits and schedules thereto that will be filed with the Commission along with the Drop-down Agreement).

Section 3.14 No Consents. No consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Purchased Units and the Drop-down Units, (ii) the execution, delivery and performance of the Basic Documents and the Drop-down Agreement by the Partnership or (iii) the consummation of the transactions contemplated by the Basic Documents and the Drop-down Agreement, except (A) for the registration of the Purchased Units under the Securities Act, as contemplated by the Registration Rights Agreement, and consents required under the Securities Act and the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc., including, but not limited to, a Form D to be filed with the Commission disclosing the issuance to the Purchasers of the Purchased Units, (B) for such consents (including any consents required under the Debt Facilities) that have been, or prior to the Closing Date will be, obtained or made, and (C) for any other consents that the absence or omission of which will not impair the ability of any of the Partnership Entities to consummate the transactions contemplated under the Basic Documents or the Drop-down Agreement or would not reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.15 Investment Company Status. The Partnership is not, and after giving effect to the offer and sale of the Purchased Units and the application of the proceeds therefrom, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.16 Offering; No General Solicitation. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any Person acting on its behalf, has taken or will take any action hereafter that would cause the loss of such exemption. Neither the Partnership, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Purchased Units.

Section 3.17 No Integration. The Partnership has not, directly or through any other Person, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security, that is or will be integrated with the issuance and sale of the Purchased Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission, including, but not limited to, the Drop-down Units.

Section 3.18 No Disqualification Event. With respect to Purchased Units to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Partnership, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Partnership participating in the offering hereunder, any beneficial owner of 20% or more of the Partnership’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Partnership in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Partnership has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Partnership has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

Section 3.19 No Registration Rights. Except for the Registration Rights Agreement and as set forth in the Partnership Agreement, there are no contracts, agreements or understandings between any of the Partnership Entities and any Person granting such Person the right to require the Partnership to file a registration statement with the Commission under the Securities Act with respect to any securities of the Partnership owned or to be owned by such Person or to require the Partnership to include such securities in the Registration Statement to be filed pursuant to the Registration Rights Agreement or in any other registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 3.20 Certain Fees. Other than as described in the Placement Agent Engagement Letter, none of the Partnership Entities is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against any of the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Purchased Units. The Partnership agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred or alleged to have been incurred by the Partnership in connection with the Placement Agent Engagement Letter or the sale of Purchased Units or the consummation of the transactions contemplated by the Basic Documents.

Section 3.21 NASDAQ Listing. The Common Units are listed on The Nasdaq Global Select Market, and the Partnership has not received any notice of delisting regarding the Common Units from NASDAQ. The issuance and sale of the Purchased Units and the Drop-down Units does not contravene any NASDAQ rules, regulations or listing requirements applicable to the Partnership. The Partnership is not in violation of any NASDAQ rules, regulations or listing requirements and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Units by NASDAQ.

Section 3.22 Title to Properties. Except as otherwise disclosed in the SEC Documents, the Partnership and each of its subsidiaries has good and marketable title to all the real property (exclusive of easements, rights of way and other similar instruments) and the personal property reflected as owned in the Financial Statements, in each case free and clear of Liens, except (i) as disclosed in the SEC Documents, (ii) as exist pursuant to the Debt Facilities, (iii) Liens for real property taxes, assessments and other governmental charges that are not delinquent or that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (iv) such as do not materially interfere with the use made or proposed to be made of such property by the Partnership or such subsidiary and would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Partnership or any subsidiary are held under valid and enforceable leases, with such exceptions to validity and enforceability as would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.

Section 3.23 All Necessary Permits, etc. Except as otherwise disclosed in the SEC Documents, each of the Partnership and its subsidiaries possesses such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary under applicable law to own, lease and operate its properties and to conduct its businesses, except where the failure to obtain such certificates, authorizations, licenses or permits would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. Neither the Partnership nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit, which if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.

Section 3.24 Intellectual Property Rights. Except as otherwise disclosed in the SEC Documents, the Partnership and its subsidiaries own or possess adequate right to use all material trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as could not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect. The Partnership and its subsidiaries have taken commercially reasonable measures, consistent with customary practices in the industry in which they operate, to protect the confidentiality of all of their respective material trade secrets and confidential and proprietary information.

Section 3.25 Compliance with and Liability Under Environmental Laws. Except as otherwise disclosed in the SEC Documents or as would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect: (i) each of the Partnership and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws (as defined below), which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Partnership or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Partnership nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Partnership or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Partnership has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Partnership or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the Partnership’s knowledge, threatened against the Partnership or any of its subsidiaries other than such claims, actions, causes of action, investigations and notices regarding which the Partnership reasonably believes that no monetary sanctions of $300,000 or more will be imposed; (iv) other than in the ordinary course of business, neither the Partnership nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law other than such investigations, responses or other corrective actions regarding which the Partnership reasonably believes that no monetary sanctions of $300,000 or more will be imposed; and (v) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release (as defined below) or threatened Release of any Materials of Environmental Concern (as defined below), that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Partnership or any of its subsidiaries, including without limitation, any such liability which the Partnership or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (x) the Release or threatened Release of Materials of Environmental Concern; and (y) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

Section 3.26 Insurance. The Partnership and its subsidiaries maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. All such insurance is outstanding and duly in force as of the date of this Agreement and the Partnership has not received any notice of cancelation or nonrenewal. Neither the Partnership nor any of its subsidiaries has any reason to believe that the Partnership or such subsidiaries will not be able to renew its or their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue the business of the Partnership and its subsidiaries.

Section 3.27 No Unlawful Contributions or Other Payments. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or Affiliate of the Partnership or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA,” which term, as used herein, includes the rules and regulations thereunder), the U.K. Bribery Act of 2010, as amended, and the rules and regulations thereunder (the “U.K. Bribery Act”) or any other applicable anti-bribery or anti-corruption laws) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act or any other applicable anti-bribery or anticorruption laws and the Partnership, its subsidiaries and, to the knowledge of the Partnership, their Affiliates have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.28 No Conflict with Money Laundering Laws. The operations of the Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

Section 3.29 No Conflict with Sanctions Laws. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or Affiliate of the Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the United States Government, including, without limitation by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Partnership or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions. The Partnership will not, directly or indirectly, use the proceeds from the sale of the Purchased Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Cuba, Iran, North Korea, Syria and Crimea or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of any U.S. sanctions administered by OFAC. The Partnership and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in any dealings or transactions with any Person or in any country or territory that is the subject or target of Sanctions.

Section 3.30 Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures (i) are designed to provide reasonable assurance that material information relating to the Partnership and its subsidiaries is made known to the chief executive officer and chief financial officer of the General Partner as appropriate by others within the General Partner, the Partnership or its subsidiaries and (ii) are effective in all material respects to perform the functions for which they are established.

Section 3.31 Accounting System. The Partnership maintains a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language filed with the SEC Documents fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Section 3.32 Related Party Transactions. Except as set forth in the SEC Documents or as contemplated by the Basic Documents and Drop-down Agreement, no relationship, direct or indirect, exists between any of the Partnership or its Affiliates, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Partnership or its Affiliates, on the other hand, that is required by the Securities Act to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act and that is not so disclosed in the SEC Documents.

Section 3.33 Tax Law Compliance. The Partnership and its subsidiaries that are required to do so have filed (or have obtained an extension with respect to) all federal, state, local and foreign tax returns (other than certain state and local tax returns as to which the failure to file would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect) and have paid all taxes required to be paid and due pursuant to each such return and, if due and payable, any related or similar assessment, fine or penalty levied against any of the Partnership or its subsidiaries, in each case other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) which, if not paid, would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.

Section 3.34 MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and has, for each taxable year beginning after December 31, 2010 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Code.

Section 3.35 Compliance with Labor Laws. Except as otherwise disclosed in the SEC Documents or as would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Partnership, threatened against the Partnership or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the knowledge of the Partnership, threatened, against the Partnership or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Partnership, threatened against the Partnership or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Partnership or any of its subsidiaries and, to the knowledge of the Partnership, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws, including classification of employees and independent contractors.

Section 3.36 Cybersecurity. (i) To the knowledge of the Partnership, there has been no security breach or incident, unauthorized access or disclosure, or other material compromise of or relating to any of the Partnership’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data, databases, equipment or technology (collectively, “IT Systems and Data”), except in each case for any such security breaches, incidents or compromises that have been remediated in all material respects; (ii) neither the Partnership nor its subsidiaries has received written notice of, and each of them has no knowledge of, any defective or insufficient condition of the IT Systems and Data that would reasonably be expected to result in a Partnership Material Adverse Effect; and (iii) the Partnership and its subsidiaries have implemented or have plans to implement commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data.

Section 3.37 No Side Agreements. Except as contemplated by the Basic Documents and the Drop-down Agreement, there are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any Purchaser or any of the Affiliates or investment advisers of a Purchaser, on the other hand, with respect to the transactions contemplated hereby or by the other Basic Documents, nor promises or inducements for future transactions between or among any of such parties.

Section 3.38 Absence of Price Manipulation. Neither the Partnership nor, to the knowledge of the Partnership, any of its Affiliates or its or their respective directors or officers or any other Person acting on its or their behalf, has taken, or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Purchased Units in violation of Regulation M under the Exchange Act.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser severally and not jointly, represents and warrants to the Partnership solely with respect to itself as follows as of the date hereof:

Section 4.01 Corporate Existence. Such Purchaser, if such Purchaser is a corporation, limited liability company, partnership, statutory trust or other entity, (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, permits, authorizations, consents and approvals necessary to own its assets and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, permits, authorizations, consents and approvals would not have or would not reasonably be expected to have a Purchaser Material Adverse Effect. If Purchaser is an individual, such Purchaser has the authority to enter into, deliver and perform its obligations under this Agreement.

Section 4.02 No Conflicts. The execution, delivery and performance by such Purchaser of the Basic Documents and all other agreements and instruments to be executed and delivered by such Purchaser pursuant to the Basic Documents or in connection therewith, compliance by such Purchaser with the terms and provisions thereof, and the purchase of the Purchased Units by such Purchaser do not and will not (i) conflict with or result in a violation of any provision of the organizational documents of such Purchaser if such Purchaser is a corporation, limited liability company, partnership, statutory trust or other entity, (ii) require any consent (other than standard internal consents), approval or notice under or result in a breach or violation of any of the terms or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under (a) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (b) any other agreement, instrument or obligation, or (iii) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (ii) and (iii), where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be likely to have a Purchaser Material Adverse Effect.

Section 4.03 Investment. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that the Purchased Units are being acquired for such Purchaser’s own account, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to such

Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). Notwithstanding the foregoing, any Purchaser may at any time transfer Purchased Units to an Eligible Transferee provided that any such transaction is exempt from registration under the Securities Act. If such Purchaser should in the future decide to dispose of any of its Purchased Units, such Purchaser understands and agrees (i) that it may do so only (a) in compliance with the Securities Act and applicable state securities law, as then in effect, or (b) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (ii) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.04 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.05 Receipt of Information. Such Purchaser acknowledges and agrees that it has (i) had access to the SEC Documents and (ii) been provided a reasonable opportunity to ask questions of and receive answers from representatives of the General Partner and the Partnership regarding the Partnership’s business and operations, and such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Units. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser and its representatives shall modify, amend or affect such Purchaser’s right (A) to rely on the representations and warranties contained in Article III above or (B) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Basic Document.

Section 4.06 Authorization, Execution and Delivery of this Agreement. If such Purchaser is not an individual, this Agreement has been duly authorized and validly executed and delivered by or on behalf of such Purchaser, and, assuming due authorization, valid execution and delivery by each other party hereto, is enforceable against such Purchaser in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. If such Purchaser is an individual, the signature on this Agreement is genuine and such Purchaser has legal competence and capacity to execute the same and, assuming due authorization, valid execution and delivery by each other party hereto, is enforceable against such Purchaser in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Section 4.07 Authorization, Execution and Delivery of the Registration Rights Agreement. If such Purchaser is not an individual, the Registration Rights Agreement has been duly authorized and validly executed and delivered by or on behalf of such Purchaser, and, assuming due authorization, valid execution and delivery by each other party thereto, is enforceable against such Purchaser in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. If such Purchaser is an individual, the signature on the Registration Rights Agreement is genuine and such Purchaser has legal competence and capacity to execute the same and, assuming due authorization, valid execution and delivery by each other party thereto, is enforceable against such Purchaser in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Section 4.08 Restricted Securities. Such Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.09 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to such Purchaser’s purchase of the Purchased Units or the consummation of the transactions contemplated by the Basic Documents. Such Purchaser agrees that it will indemnify and hold harmless the Partnership Entities from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchaser’s Purchased Units or the consummation of the transactions contemplated by the Basic Documents.

Section 4.10 Legend. Such Purchaser understands that the book entry evidencing the Purchased Units will bear the following legend: “THE COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO CSI COMPRESSCO LP SHALL HAVE BEEN DELIVERED TO CSI COMPRESSCO LP TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).”

Section 4.11 Reliance by the Partnership. Such Purchaser understands and acknowledges that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Partnership is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Units is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act and (ii) determining the applicability of such exemption and the suitability of such Purchaser to purchase the Purchased Units.

Section 4.12 Short Selling. Such Purchaser has not engaged in any Short Sales involving Common Units owned by it between the time it first began discussions with the Partnership or the Placement Agent about the transaction contemplated by the Basic Documents and the date hereof.

Section 4.13 Ownership of Securities. Other than as previously disclosed in writing to the Partnership or as disclosed in a Schedule 13G filed with the Commission by such Purchaser or by its investment adviser or its Affiliates, such Purchaser and its Affiliates do not own five percent or more of the Company’s Common Units.

ARTICLE V.

COVENANTS

Section 5.01 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by the Basic Documents and the Drop-down Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall each use its commercially reasonable efforts to make all filings and obtain all consents of any Governmental Authority that may be necessary or, in the reasonable opinion of the other Party, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.

Section 5.02 Use of Proceeds. The Partnership shall use the net proceeds from the sale of the Purchased Units for general partnership purposes, including the repayment or redemption of indebtedness.

Section 5.03 Lock-up Agreement. Without the prior written consent of the Partnership, except as specifically provided in this Agreement or as otherwise provided in the Partnership Agreement, each Purchaser and any Eligible Transferee to which Purchased Units are transferred shall not, (a) during the period commencing on the Closing Date and ending ninety (90) days following the Closing Date (the “Lock-up Period”), offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Purchased Units, (b) during the Lock-up Period, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Purchased Units that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Units, (c) knowingly transfer any Purchased Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Units, regardless of whether any transaction described above is to be settled by delivery of Common Units or other securities, in cash or otherwise (provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes to the satisfaction of the Partnership, its entitlement to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury regulations thereunder), or (d) effect any transfer of Purchased Units in a manner that violates the terms of the Partnership Agreement; provided, however, that such Purchaser or such Eligible Transferee may pledge all or any portion of its Purchased Units to any holders of obligations owed by such Purchaser or such Eligible Transferee, including to the trustee for, or representative of, such holders, and any such pledge, and any foreclosure by the pledgee thereupon, shall not be considered a breach of this Section 5.03; provided, further, that such Purchaser may transfer any Purchased Units to (i) an Affiliate of such Purchaser, (ii) if such Purchaser is a collective investment vehicle, any other collective investment vehicle having the same investment manager as such Purchaser or (iii) any other Purchaser (each an “Eligible Transferee”). Notwithstanding the foregoing, any transferee receiving any Purchased Units pursuant to this Section 5.03 during the Lock-up Period shall agree to the restrictions set forth in this Section 5.03. For the avoidance of doubt, in no way does this Section 5.03 prohibit changes in the composition of any Purchaser or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of the Purchaser or its partners or members. After the Lock-up Period, a Purchaser or other holder of Purchased Units may only transfer Purchased Units pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

Section 5.04 No Integrated Offering. None of the Partnership, its Affiliates or any Person acting on their behalf will take any action that would require registration of the issuance of the Purchased Units under the Securities Act or cause the offering of the Purchased Units to be integrated with other offerings for purposes of (i) the Securities Act, which would require the registration of any securities under the Securities Act or (ii) any applicable approval requirement of holders of Common Units.

Section 5.05 Disclosure. On or before 8:30 a.m., New York local time, on the Business Day immediately following the date hereof, the Partnership shall issue a press release (the “Press Release”) announcing the entry into this Agreement and the Registration Rights Agreement, and describing the terms of the transactions contemplated by the Basic Documents and any other material, nonpublic information that the Partnership or any Affiliate or representative of the Partnership (including any officer, director, partner, employee or agent of the Partnership or any such Affiliate, including the Placement Agent) may have provided any Purchaser in connection with the transactions contemplated by the Basic Documents at any time prior to the issuance of the

Press Release. On or before the fourth Business Day immediately following the date hereof, the Partnership shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Basic Documents in the form required by the Exchange Act. Accordingly, immediately after the filing of such Form 8-K with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Partnership or any Affiliate or representative of the Partnership (including any officer, director, partner, employee or agent of the Partnership or any such Affiliate, including the Placement Agent) in connection with the transactions contemplated by the Basic Documents, that is not disclosed in such Form 8-K. In addition, effective upon the filing of such Form 8-K, the Partnership acknowledges and agrees that any and all confidentiality or similar obligations in connection with the transactions contemplated by the Basic Documents under any agreement, whether written or oral, between the Partnership or any Affiliate or representative of the Partnership (including any officer, director, employee or agent of the Partnership or any such Affiliate, including the Placement Agent), on the one hand, and any of the Purchasers or any of their respective Affiliates, on the other hand, shall terminate and shall be of no further force or effect. The Partnership understands and confirms that each of the Purchasers will rely on the foregoing in effecting transactions in securities of the Partnership. The Partnership shall not, and shall cause its Affiliates and representatives (including any officer, director, partner. employee or agent of the Partnership or any such Affiliate, including the Placement Agent), not to, provide any Purchaser with any material, nonpublic information regarding the Partnership or any of its Affiliates from and after the date hereof without the express prior written consent of such Purchaser.

ARTICLE VI.

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and, if such Purchaser is not an individual, its Affiliates and its and their officers, directors, managers, employees, agents and other representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to (i) any actual or proposed use by the Partnership of the proceeds of any sale of the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of the Partnership contained in the Basic Documents, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages, except that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are payable to a third party in connection with any third-party claims.

Section 6.02 Indemnification by Purchaser. Each Purchaser, severally and not jointly, agrees to indemnify the Partnership and its officers, directors, employees and agents (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties, and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

Section 6.03 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After written notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Article VI for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VII.

MISCELLANEOUS

Section 7.01 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever the Partnership has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). The Basic Documents have been reviewed and negotiated by sophisticated Parties with access to legal counsel and shall not be construed against the drafter.

Section 7.02 Survival of Provisions. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.08, Section 3.09, Section 3.10, Section 3.11, Section 3.12, Section 3.15, Section 3.16, Section 3.17, Section 3.18, Section 3.20, and all of Article IV except Section 4.02 shall survive the execution and delivery of this Agreement to the extent of any applicable statute of limitations, and the other representations and warranties set forth in this Agreement shall survive for a period of twenty four (24) months following the Closing, regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

Section 7.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, supplement, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the original signatories hereto or thereto affected by such amendment, supplement, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 7.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement, and their respective successors and permitted assigns.

(b) Assignment or Transfer of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned, pledged or otherwise transferred by such Purchaser, subject to compliance with applicable securities Laws and Article V of this Agreement.

(c) Assignment of Rights and Obligations. All or any portion of the rights but not the obligations of each Purchaser under this Agreement may be transferred to any Eligible Transferee of such Purchaser, but the rights and obligations of each Purchaser may not otherwise be assigned or delegated by such Purchaser without the prior written consent of the Partnership. The Partnership may not assign or delegate its rights and obligations under this Agreement without prior written consent of the Required Purchasers.

Section 7.05 Communications. All notices, demands and communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, electronic mail, air courier guaranteeing overnight delivery or personal delivery to each Purchaser at the address set forth on Schedule A and to the Partnership as follows:

CSI Compressco LP

24955 Interstate 45 North

The Woodlands, Texas 77380

Attention: Derek Anchondo

Electronic mail: danchondo@csicompressco.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston, Texas 77002

Attention:       David Oelman

Facsimile:       (713) 758-3708

Electronic mail: doelman@velaw.com

or to such other address as the Partnership or such Purchaser may designate in writing. All notices, demands and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested; when receipt is acknowledged, if sent via facsimile or electronic mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.06 Removal of Legend. The Partnership, at its sole cost (including any fees with respect to the delivery of any legal opinion required by the Partnership’s transfer agent by the Partnership’s counsel or otherwise), shall remove the legend described in Section 4.10 (or instruct its transfer agent to so remove such legend) from the book-entry account maintained by the transfer agent evidencing the Purchased Units issued and sold to each Purchaser pursuant to this Agreement if (a) such Purchased Units are sold pursuant to an effective registration statement under the Securities Act, (b) such Purchased Units are sold or transferred pursuant to Rule 144 under the Securities Act (if the transferor is not an Affiliate of the Partnership), or (c) such Purchased Units are eligible for sale under Rule 144 under the Securities Act, without the requirement for the Partnership to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, such Purchaser or its broker shall deliver to the transfer agent and the Partnership a customary broker representation letter providing to the transfer agent and the Partnership any information the Partnership deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that such Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the transfer agent, including the legend referred to in Section 4.10.

Section 7.07 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein and therein are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Partnership or a Purchaser in connection with the transactions contemplated by the Basic Documents. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

Section 7.08 Governing Law; Consent to Jurisdiction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement and the transactions contemplated by this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of laws. Any action against any Party relating to the foregoing may be brought in any federal or state court of competent jurisdiction located within the State of New York, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.09 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.11 Placement Agent Matters.

(a) Reliance by Placement Agent. The Parties agree and acknowledge that the Placement Agent may rely on the representations, warranties, agreements and covenants of the Partnership contained in this Agreement and may rely on the representations and warranties of the respective Purchasers contained in this Agreement as if such representations, warranties, agreements, and covenants, as applicable, were made directly to the Placement Agent. The Partnership further agrees that the Placement Agent may rely on the legal opinion to be delivered pursuant to Section 2.04(a)(iv) of this Agreement.

(b) Exculpation of Placement Agent. Each Party hereto agrees for the express benefit of the Placement Agent, its Affiliates and its representatives that:

(i) Neither Jefferies LLC (as Placement Agent) nor any of its Affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth in the Placement Agent Engagement Letter; (2) shall be liable for any improper payment made in accordance with the information provided by the Partnership; (3) makes any representation or warranty, or has any responsibilities, as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Partnership pursuant to this Agreement or the other Basic Documents or in connection with any of the transactions contemplated hereby and thereby, (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Placement Agent Engagement Letter or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any other Basic Document, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(ii) Each of the Placement Agent, its Affiliates and its representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Partnership, and (2) be indemnified by the Partnership for acting as Placement Agent hereunder pursuant to the indemnification provisions set forth in the Placement Agent Engagement Letter.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PURCHASERS

AIM INVESTMENT FUND (INVESCO INVESTMENT FUNDS), ON BEHALF OF ITS SERIES INVESCO STEELPATH MLP SELECT 40 FUND

By:	/s/ Brian Watson
Name:	Brian Watson
Title: President

ATHILON CAPITAL CORP. LLC

By:	/s/ Thomas G. Rock
Name:	Thomas G. Rock
Title: Authorized Representative

PETER H. KAMIN GST TRUST

By:	/s/ Peter H. Kamin
Name:	Peter H Kamin
Title: Trustee

ORVIETO FUND LP

By:	/s/ Tim Caffrey
Name:	Tim Caffrey
Title: COO/Partner

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Rishi Goel
Name:	Rishi Goel
Title: Vice President

GREENTREE ENTERPRISES, LLC

By:	/s/ Connie Hale
Name:	Connie Hale
Title: Manager

Signature Page to Common Unit Purchase Agreement

HILL CITY CAPITAL MASTER FUND LP

By:	/s/ Michael Richards
Name:	Michael Richards
Title:	CFO

RED OAK ASSOCIATES, L.P.

By:	/s/ I. Jon Brumley
Name:	I. Jon Brumley
Title:	President

By:	/s/ Jon S. Brumley
Name:	Jon S. Brumley

By:	/s/ James Cook
Name:	James Cook

MCD INVESTMENTS, LLC

By:	/s/ Mark C. Demetree
Name:	Mark C. Demetree
Title:	Manager

GARDNER FAMILY INVESTMENTS LLC

By:	/s/ Ted Gardner
Name:	Ted Gardner
Title:	Authorized Person

By:	/s/ Alexander Wellford Tabor
Name:	Alexander Wellford Tabor

By:	/s/ Vincent Foster
Name:	Vincent Foster

By:	/s/ Don A Sanders
Name:	Don A Sanders

Signature Page to Common Unit Purchase Agreement

DON A. SANDERS 2003 CHILDRENS TRUST

By:	/s/ Donald V. Weir
Name:	Donald V. Weir
Title:	Trustee

By:	/s/ Barry C. Pullin
Name:	Barry C. Pullin

By:	/s/ James R. Gill
Name:	James R. Gill

By:	/s/ Scott A. Gill
Name:	Scott A. Gill

By:	/s/ Brett Taylor Gill
Name:	Brett Taylor Gill

By:	/s/ James A. Redmond
Name:	James A. Redmond

P2P INVESTORS, LLC

By:	/s/ J.C. Demetree, Jr.
Name:	J.C. Demetree, Jr.
Title:	Manager

FRANK P. BRADY TRUST

By:	/s/ Frank Brady
Name:	Frank Brady
Title:	Trustee

By:	/s/ William H. Parkerson
Name:	William H. Parkerson

CHRISTINE M. MALONEY TRUST

By:	/s/ Christine M. Maloney
Name:	Christine M. Maloney
Title:	Trustee

By:	/s/ William S. Byers, MD
Name:	William S. Byers, MD

Signature Page to Common Unit Purchase Agreement

WEBBIE’S FAMILY HOLDINGS

By:	/s/ Gerald J. Weber
Name:	Gerald J. Weber
Title:	Manager

By:	/s/ J. Joseph Gardner
Name:	J. Joseph Gardner

MARK J. DONNELLY TRUST

By:	/s Mark J. Donnelly
Name:	Mark J. Donnelly
Title:	Trustee

MICHAEL S. YIM REVOCABLE TRUST

By:	/s/ Michael S. Yim
Name:	Michael S. Yim
Title:	Trustee

YIM FAMILY INVESTMENTS, LLC

By:	/s/ Michael S. Yim
Name:	Michael S. Yim
Title:	Manager

LAUREG INVESTMENTS LLC

By:	/s/ Gregory K. Crooker
Name:	Gregory K. Crooker
Title:	President

By:	/s/ Dennis Michael Wood
Name:	Dennis Michael Wood

By:	/s/ Gregory T. Bertovich
Name:	Gregory T. Bertovich

By:	/s/ Katherine B. Broom
Name:	Katherine B. Broom

By:	/s/ John E. Jackson
Name:	John E. Jackson

Signature Page to Common Unit Purchase Agreement

By:	/s/ Jonathan Wood Byers
Name:	Jonathan Wood Byers

By:	/s/ David L. Edelmaier
Name:	David L. Edelmaier

By:	/s/ Robert W. Price
Name:	Robert W. Price

By:	/s/ Michael Moscoso
Name:	Michael Moscoso

By:	/s/ Allison Tinker
Name:	Allison Tinker

By:	/s/ Riplee Parkening
Name:	Riplee Parkening

By:	/s/ Eric Garcia
Name:	Eric Garcia

By:	/s/ Sheraz Islam
Name:	Sheraz Islam

By:	/s/ Jennifer Roemershauser
Name:	Jennifer Roemershauser

By:	/s/ Steve Hyche
Name:	Steve Hyche

By:	/s/ Rodney Pruski
Name:	Rodney Pruski

By:	/s/ Jorge Rolando Abreu
Name:	Jorge Rolando Abreu

By:	/s/ Colby Meyer
Name:	Colby Meyer

Signature Page to Common Unit Purchase Agreement

CSI COMPRESSCO LP

By:	CSI COMPRESSCO GP LLC, its general partner

By:	/s/ John E. Jackson
Name:	John E. Jackson
Title:	Chief Executive Officer

Signature Page to Common Unit Purchase Agreement

Schedule A– List of Purchasers and Commitment Amounts

[Intentionally Omitted.]

Schedule A - 1

Exhibit A

[Intentionally Omitted.]

A-1

Exhibit B

REGISTRATION RIGHTS AGREEMENT

[Intentionally Omitted.]

B-1